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                           Independent Auditors' Consent





To the Board of Directors and Shareholder
GAMNA Series Funds, Inc.:


We consent to the use of our report dated July 20, 1999 with respect to the GAMNA Focus Fund of the GAMNA Series Funds, Inc. included in the Statement of Additional Information and to the reference to our firm under the heading "Independent Accountants" in the Statement of Additional Information.


                                             KPMG LLP




New York, New York
July 20, 1999